                                                                      EXHIBIT 21

                                      213
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                                                                      EXHIBIT 21

                            NVR, INC. SUBSIDIARIES

                                                 STATE OF
                                                 --------
                                                 INCORPORATION OR
                                                 ----------------
NAME OF SUBSIDIARY                               ORGANIZATION
---------------------------------------          ------------

NVR Homes, Inc.                                  Virginia
NVR Financial Services, Inc.                     Pennsylvania
NVR Mortgage Finance, Inc.                       Virginia
NVR Settlement Services, Inc.                    Pennsylvania
Ryan Mortgage Acceptance Corporation IV          Delaware

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